Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contacts:
Satya Kumar, Investor Relations, phone: 510-572-3232, e-mail: satya.kumar@lamresearch.com
Lam Research Corporation Reports Financial Results for the Quarter Ended March 27, 2016
FREMONT, Calif., April 20, 2016- Lam Research Corp. (Nasdaq: LRCX) today announced financial results for the quarter ended March 27, 2016 (the "March 2016 quarter").
Highlights for the March 2016 quarter were as follows:

•	Shipments of $1,446 million and revenue of $1,314 million.

•	GAAP gross margin of 43.5%, GAAP operating margin of 14.5%, and GAAP diluted EPS of $0.82.

•	Non-GAAP gross margin of 45.1%, non-GAAP operating margin of 18.4%, and non-GAAP diluted EPS of $1.18.
Key Financial Data for the Quarters Ended March 27, 2016 and December 27, 2015
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	March 2016	December 2015	Change Q/Q
Shipments	$1,446,002	$1,287,893	+ 12%
Revenue	$1,314,055	$1,425,534	- 8%
Gross margin as percentage of revenue	43.5%	43.9%	- 40 bps
Operating margin as percentage of revenue	14.5%	16.8%	- 230 bps
Diluted EPS	$0.82	$1.28	- 36%

Non-GAAP
	March 2016	December 2015	Change Q/Q
Shipments	$1,446,002	$1,287,893	+ 12%
Revenue	$1,314,055	$1,425,534	- 8%
Gross margin as percentage of revenue	45.1%	45.5%	- 40 bps
Operating margin as percentage of revenue	18.4%	20.8%	- 240 bps
Diluted EPS	$1.18	$1.57	- 25%
U.S. GAAP Financial Results
For the March 2016 quarter, revenue was $1,314 million, gross margin was $571 million, or 43.5% of revenue, operating expenses were $381 million, operating margin was 14.5% of revenue, and net income was $143 million, or $0.82 per diluted share on a GAAP basis. This compares to revenue of $1,426 million, gross margin of $627 million, or 43.9% of revenue, operating expenses of $388 million, operating margin of 16.8% of revenue, and net income of $223 million, or $1.28 per diluted share, for the quarter ended December 27, 2015 (the “December 2015 quarter”).
Non-GAAP Financial Results
For the March 2016 quarter, non-GAAP gross margin was $593 million or 45.1% of revenue, non-GAAP operating expenses were $350 million, non-GAAP operating margin was 18.4% of revenue, and non-GAAP net income was $203 million, or $1.18 per diluted share. This compares to non-GAAP gross margin of $648 million or 45.5% of revenue, non-GAAP operating expenses of $352 million, non-GAAP operating margin of 20.8% of revenue, and non-GAAP net income of $270 million, or $1.57 per diluted share for the December 2015 quarter.

“Lam is off to a very solid 2016 beginning, with our customer trust priority and strong execution combining to deliver financial results that met or exceeded expectations across the board,” said Martin Anstice, Lam Research’s President and Chief Executive Officer. “By partnering closely with our customers we facilitate key technology inflections like 3D device architectures and multi-patterning process flows, we are increasing our strategic relevance and positioning the company to sustain multi-year outperformance within our industry. We expect to combine with KLA-Tencor mid-year and are focused on accelerating momentum to innovate beyond what is possible currently, for the benefit of all Lam stakeholders and the broad semiconductor eco-system.  We are privileged to have this opportunity and are enthusiastic about our potential.”
 ~more~

Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances increased to $4.8 billion at the end of the March 2016 quarter compared to $4.7 billion at the end of the December 2015 quarter. This increase was primarily the result of approximately $183 million in cash flows from operating activities which was partially offset by approximately $20 million of common stock repurchases related to net share settlement on employee stock-based compensation; approximately $46 million of capital expenditures; and approximately $48 million of dividends paid to stockholders during the March 2016 quarter.

Deferred revenue at the end of the March 2016 quarter increased to $511 million as compared to $395 million at the end of the December 2015 quarter. Deferred profit at the end of the March 2016 quarter increased to $334 million as compared to $261 million at the end of the December 2015 quarter. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to Japanese customers was approximately $121 million as of March 27, 2016.
Geographic Distribution
The geographic distribution of shipments and revenue during the March 2016 quarter is shown in the following table:

Region	Shipments	Revenue
Taiwan	19%	27%
Korea	25%	27%
Japan	12%	13%
China	27%	15%
United States	6%	7%
Southeast Asia	8%	7%
Europe	3%	4%
Outlook
For the June 2016 quarter, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP
Shipments	$1.575 Billion	+/-	$75 Million	—		$1.575 Billion	+/-	$75 Million
Revenue	$1.525 Billion	+/-	$75 Million	—		$1.525 Billion	+/-	$75 Million
Gross margin	44.6%	+/-	1%	$21	Million	46.0%	+/-	1%
Operating margin	19.6%	+/-	1%	$37	Million	22.0%	+/-	1%
Net income per diluted share	$1.37	+/-	$0.10	$42	Million	$1.63	+/-	$0.10
Diluted share count	175 Million			2	Million	173 Million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release, and does not incorporate the potential impact of any KLA-Tencor related acquisition or integration expenses, business combinations, asset acquisitions, divestitures, financing arrangements, other investments, or other significant transactions that may be completed after the date of this release. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•	Gross Margin - amortization related to intangible assets acquired in the Novellus transaction, $21 million.

•	Operating margin - amortization related to intangible assets acquired in the Novellus transaction, $37 million.

•
Earnings per share - amortization related to intangible assets acquired in the Novellus transaction, $37 million; amortization of note discounts, $7 million; amortization of bridge loan issuance costs and related fees associated with the KLA-Tencor acquisition, $7 million; and associated tax benefit for non-GAAP items ($9) million; totaling $42 million.

•	Diluted share count - impact of a note hedge issued contemporaneously with the convertible notes due 2016 and 2018, 2 million shares.
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Lam Announces Financial Results for the March 2016 Quarter
Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the March 2016 and December 2015 quarters exclude amortization related to intangible assets acquired in the Novellus transaction, restructuring impacts, costs associated with the KLA-Tencor acquisition, amortization of bridge loan issuance costs and other related fees associated with the KLA-Tencor acquisition, the amortization of notes discounts, and tax benefit of non-GAAP items. Additionally, the March 2016 quarter excludes income tax benefit on resolution of certain tax matters and the December 2015 quarter non-GAAP results exclude Novellus acquisition transaction related inventory fair value impact and income tax benefit from tax extenders, primarily the research and development credit.
Management uses non-GAAP gross margin, operating income, operating expenses, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at http://investor.lamresearch.com .
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to; the estimated future revenue from shipments to Japanese customers, our ability to facilitate key technology inflections or increase the strategic relevance of the company, our ability to position the company to sustain multi-year outperformance within our industry, the legal and business factors that may affect our future tax rate, our ability to close our proposed acquisition of KLA-Tencor Corporation ("KLA-Tencor"), and our guidance for shipments, revenue, gross margin, operating margin, net income per diluted share, and diluted share count. Some factors that may affect these forward-looking statements include: the proposed transaction with KLA-Tencor may not close and if it does close we may not receive the expected benefits of the proposed transaction, such as the scale and breadth of critical technologies and better financial performance for our stockholders; business conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; and the actions of our customers and competitors may be inconsistent with our expectations, as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 28, 2015 and quarterly reports on Form 10-Q for the fiscal quarters ended September 27, 2015 and December 27, 2015. These uncertainties and changes could materially affect the forward looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.
About Lam Research
Lam Research Corp. (NASDAQ: LRCX) is a trusted global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam’s broad portfolio of market-leading deposition, etch, strip, and wafer cleaning solutions helps customers achieve success on the wafer by enabling device features that are 1,000 times smaller than a grain of sand, resulting in smaller, faster, and more power-efficient chips. Through collaboration, continuous innovation, and delivering on commitments, Lam is transforming atomic-scale engineering and enabling its customers to shape the future of technology. Based in Fremont, Calif., Lam Research is a NASDAQ-100 Index ® and S&P 500 ® company whose common stock trades on the NASDAQ ® Global Select Market™ under the symbol LRCX. For more information, please visit http://www.lamresearch.com. (LRCX-F)
Consolidated Financial Tables Follow.
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Lam Announces Financial Results for the March 2016 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)

	Three Months Ended			Nine Months Ended
	March 27, 2016	December 27, 2015	March 29, 2015	March 27, 2016	March 29, 2015
	(unaudited)
Revenue	$1,314,055	$1,425,534	$1,393,333	$4,339,632	$3,777,942
Cost of goods sold	742,790	799,024	792,731	2,419,494	2,135,144
Gross margin	571,265	626,510	600,602	1,920,138	1,642,798
Gross margin as a percent of revenue	43.5%	43.9%	43.1%	44.2%	43.5%
Research and development	221,494	220,754	217,865	676,457	603,567
Selling, general and administrative	159,018	166,922	142,772	478,666	442,227
Total operating expenses	380,512	387,676	360,637	1,155,123	1,045,794
Operating income	190,753	238,834	239,965	765,015	597,004
Operating income as a percent of revenue	14.5%	16.8%	17.2%	17.6%	15.8%
Other expense, net	(29,834)	(29,935)	(11,389)	(86,890)	(26,836)
Income before income taxes	160,919	208,899	228,576	678,125	570,168
Income tax (expense) benefit	(17,468)	14,081	(22,291)	(23,015)	(45,862)
Net income	$143,451	$222,980	$206,285	$655,110	$524,306
Net income per share:
Basic	$0.90	$1.41	$1.30	$4.13	$3.28
Diluted	$0.82	$1.28	$1.16	$3.76	$2.96
Number of shares used in per share calculations:
Basic	159,039	158,424	158,992	158,605	159,975
Diluted	174,373	174,242	177,531	174,329	177,231
Cash dividend declared per common share	$0.30	$0.30	$0.18	$0.90	$0.54

Lam Announces Financial Results for the March 2016 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 27, 2016	December 27, 2015	June 28, 2015
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$2,232,021	$1,967,873	$1,501,539
Investments	2,306,718	2,507,607	2,574,947
Accounts receivable, net	1,236,617	1,089,850	1,093,582
Inventories	934,932	879,821	943,346
Other current assets	231,277	225,046	157,435
Total current assets	6,941,565	6,670,197	6,270,849
Property and equipment, net	664,424	643,746	621,418
Restricted cash and investments	227,838	207,568	170,969
Goodwill and intangible assets	1,999,338	2,039,213	2,115,649
Other assets	191,097	189,697	185,763
Total assets	$10,024,262	$9,750,421	$9,364,648
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of convertible notes and capital leases	$978,982	$973,697	$1,359,650
Other current liabilities	1,363,204	1,249,283	1,271,711
Total current liabilities	2,342,186	2,222,980	2,631,361
Long-term debt and capital leases	1,407,250	1,404,683	1,001,382
Income taxes payable	266,681	257,502	202,930
Other long-term liabilities	137,017	135,303	184,023
Total liabilities	4,153,134	4,020,468	4,019,696
Temporary equity, convertible notes	178,789	177,662	241,808
Stockholders’ equity (2)	5,692,339	5,552,291	5,103,144
Total liabilities and stockholders’ equity	$10,024,262	$9,750,421	$9,364,648

(1)	Derived from audited financial statements
(2)	Common shares issued and outstanding were 159,319 as of March 27, 2016, 158,568 as of December 27, 2015, and 158,531 as of June 28, 2015.

Lam Announces Financial Results for the March 2016 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Nine Months Ended
	March 27, 2016	December 27, 2015	March 29, 2015	March 27, 2016	March 29, 2015
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$143,451	$222,980	$206,285	$655,110	$524,306
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,664	71,798	70,322	216,052	207,743
Deferred income taxes	(4,908)	8,176	1,739	(2,295)	8,245
Equity-based compensation expense	34,716	32,570	32,948	103,060	95,620
Income tax benefit on equity-based compensation plans	1,312	2,168	2,438	7,025	13,440
Excess tax benefit on equity-based compensation plans	(2,262)	(2,181)	(2,204)	(8,015)	(13,207)
Amortization of note discounts and issuance costs	22,458	23,649	9,352	55,938	27,651
Gain on sale of business	—	—	—	—	(7,431)
Other, net	10,256	10,592	1,902	30,859	9,035
Changes in operating assets and liabilities	(95,776)	(75,207)	(131,745)	(131,281)	(371,965)
Net cash provided by operating activities	182,911	294,545	191,037	926,453	493,437
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(46,007)	(28,143)	(31,898)	(123,604)	(135,132)
Business acquisitions, net of cash acquired	—	—	—	—	(1,137)
Net sale (purchase) of available-for-sale securities	181,938	39,202	(359,416)	192,937	(671,361)
(Issuance) repayment of notes receivable	(200)	8,082	—	7,882	3,978
Proceeds from sale of business	—	—	—	—	41,212
Other, net	—	(4,746)	(3,322)	(6,246)	(3,200)
Net cash provided by (used for) investing activities	135,731	14,395	(394,636)	70,969	(765,640)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations and payments for debt issuance costs	(8,479)	(28,374)	(119)	(36,949)	(900)
Proceeds from issuance of long-term debt, net of issuance costs	—	—	991,880	—	991,880
Excess tax benefit on equity-based compensation plans	2,262	2,181	2,204	8,015	13,207
Treasury stock purchases	(20,092)	(12,798)	(124,943)	(131,275)	(498,901)
Dividends paid	(47,539)	(47,896)	(28,724)	(143,094)	(87,345)
Re-issuance of treasury stock related to employee stock purchase plan	16,387	—	14,934	35,632	31,853
Proceeds from issuance of common stock	308	1,173	7,403	1,858	16,235
Other, net	(7)	(22)	—	(329)	—
Net cash (used for) provided by financing activities	(57,160)	(85,736)	862,635	(266,142)	466,029
Effect of exchange rate changes on cash and cash equivalents	2,666	344	(4,675)	(798)	(10,867)
Net increase in cash and cash equivalents	264,148	223,548	654,361	730,482	182,959
Cash and cash equivalents at beginning of period	1,967,873	1,744,325	981,275	1,501,539	1,452,677
Cash and cash equivalents at end of period	$2,232,021	$1,967,873	$1,635,636	$2,232,021	$1,635,636

Lam Announces Financial Results for the March 2016 Quarter

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	March 27, 2016	December 27, 2015
Revenue	$1,314,055	$1,425,534
Gross margin	$592,515	$648,409
Gross margin as percentage of revenue	45.1%	45.5%
Operating expenses	$350,235	$352,135
Operating income	$242,280	$296,274
Operating margin as a percentage of revenue	18.4%	20.8%
Net income	$202,821	$270,313
Net income per diluted share	$1.18	$1.57
Shares used in per share calculation - diluted	172,153	171,796
Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and U.S. GAAP number of dilutive shares to Non-GAAP number of dilutive shares
(in thousands, except per share data)
(unaudited)

	Three Months ended
	March 27, 2016	December 27, 2015
U.S. GAAP net income	$143,451	$222,980
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,250	21,250
Novellus acquisition-related inventory fair value impact - cost of goods sold	—	649
Restructuring charges - research and development	72	34
KLA-Tencor acquisition-related costs - selling, general and administrative	14,323	17,392
Amortization related to intangible assets acquired in Novellus transaction -selling, general and administrative	16,084	16,083
Restructuring (benefit) charges - selling, general and administrative	(202)	2,032
Amortization of note discounts - other expense, net	9,333	9,258
Amortization of bridge loan issuance costs and other related fees - other expense, net	13,332	13,573
Net income tax benefit on non-GAAP items	(14,320)	(19,335)
Income tax benefit on resolution of certain tax matters	(502)	—
Income tax benefit from tax extenders, primarily the research and development credit	—	(13,603)
Non-GAAP net income	$202,821	$270,313
Non-GAAP net income per diluted share	$1.18	$1.57
U.S. GAAP number of shares used for per diluted share calculation	174,373	174,242
Effect of convertible note hedge	(2,220)	(2,446)
Non-GAAP number of shares used for per diluted share calculation	172,153	171,796

Lam Announces Financial Results for the March 2016 Quarter

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(unaudited)

	Three Months Ended
	March 27, 2016	December 27, 2015
U.S. GAAP gross margin	$571,265	$626,510
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,250	21,250
Novellus acquisition-related inventory fair value impact - cost of goods sold	—	649
Non-GAAP gross margin	$592,515	$648,409
U.S. GAAP gross margin as a percentage of revenue	43.5%	43.9%
Non-GAAP gross margin as a percentage of revenue	45.1%	45.5%
U.S. GAAP operating expenses	$380,512	$387,676
Pre-tax non-GAAP items:
Restructuring charges - research and development	(72)	(34)
KLA-Tencor acquisition-related costs - selling, general and administrative	(14,323)	(17,392)
Amortization related to intangible assets acquired in Novellus transaction -selling, general and administrative	(16,084)	(16,083)
Restructuring benefit (charges) - selling, general and administrative	202	(2,032)
Non-GAAP operating expenses	$350,235	$352,135
Non-GAAP operating income	$242,280	$296,274
GAAP operating margin as percent of revenue	14.5%	16.8%
Non-GAAP operating margin as a percent of revenue	18.4%	20.8%